Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S¬3 (File numbers 333-162039, 333-161504, 333-162792, 333-184094, 333-186103, 333-196243 and 333-205444) and Form S¬8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477, 333-184092 and 333-198244) of CEL-SCI Corporation of our reports dated December 11, 2015, relating to the financial statements and the effectiveness of CEL-SCI Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

McLean, Virginia
December 11, 2015